Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HealthRenu Medical, Inc. of our report dated September 30, 2002 which appears in the Registrant's Form 10-KSB for the year ended September 20, 2002.

Brimmer, Burek & Keelan, LLP
5601 Mariner Street Suite 200
Tampa, Florida 33609

November 26, 2003

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